LOAN AGREEMENT

This Loan Agreement (the “Agreement”) is executed July 27, 2009, between CONSTANT ENVIRONMENT, INC., with a principle business address of 1310 Contour Drive, Mississauga, Ontario, Canada, L5H 1B2, (“Borrower”) and Lucilla Ho with an address of  65 The Westway, Etobicoke, Ontario, Canada, M9P 2B4 (“Lender”).

RECITALS:

A.

Borrower has applied to Lender for a loan (the “Loan”) for $20,000 (twenty thousand).

B.

This Agreement will set forth the parties’ agreements relating to the Loan.

For good and valuable consideration, including the making of the Loan, the parties agree as follows:

1.

The Loan

(a)

Amount. The Loan amount shall be in the amount of $20,000, and shall be delivered to Borrower on the date this Agreement is executed (the “Closing”).

(b)

Interest.  The Loan shall bear 15% interest.

(c)

Term.  The term of the Loan shall be one (1) year beginning on the date of execution of this Agreement and can be extended by the mutual consent of both parties (the “Expiration Date”).  Upon the Lender’s discretion, the Loan can be re-paid in full or in part at any time prior to the Expiration Date.

(d)       Shares.  In addition to the interest set forth above, in consideration for the Loan, the Borrower shall issue 5,000 amount of shares of the Borrower’s common to the Lender. Such shares shall be restricted in accordance with Rule 144 of the Securities Act of 1933.

2.

Use of Loan Proceeds. Borrower may use the Loan proceeds for general working capital.

3.

Indemnification. Borrower shall indemnify Lender, and its officials, officers, agents, and employees against all claims, liabilities, losses, costs, or expenses caused by the performance of this Agreement.

4.

Borrower’s Representations and Warranties. Borrower warrants and represents as follows (and acknowledges that all of these warranties and representations are material): (a) The matters contained in this Agreement were true and complete in all material respects as of the date of filing and remain true and complete now; (b) Borrower is not presently debarred, suspended, proposed for debarment, suspension, declared ineligible, or voluntarily excluded from participation in this transaction; (c) Borrower has the authority to enter into this Agreement; and (f) all representations and warranties made in this Agreement shall survive the closing of the Loan and the closing of the purchase of the Property.

5.

Event of Default. In addition to any other “Events of Default” set forth elsewhere in this Agreement, the following shall constitute Events of Default under this Agreement: (a) any representation or warranty of the Borrower is not accurate; (b) Borrower fails to satisfy its obligation under this Agreement; or (c) Borrower files or has filed against Borrower any bankruptcy proceeding.

6.

Remedies. If an Event of Default occurs, Lender may, in its sole discretion, pursue any or all of the following remedies: (a) immediately suspend or terminate this Agreement; (b) declare the Loan immediately due and payable and institute proceedings for its collection; (c) exercise any and all rights under this Agreement; and/or (d) take any other action in law or equity. Lender’s rights and remedies under this Agreement and the Loan are cumulative. Any election of any right or remedy will not be deemed to be an election of that right or remedy to the exclusion of any other right or remedy.

7.

Miscellaneous.

(a)

As used in this Agreement, “Borrower” shall mean all persons signing this Agreement and borrowing money from Lender. The word “including” means “including (but not limited to)” unless specifically stated to the contrary.

(c)

This Agreement shall be construed, interpreted, and enforced in accordance with Nevada law.

(d)

All notices required under this Agreement shall be in writing and addressed to Borrower at the 1310 Contour Drive, Mississauga, Ontario, Canada, L5H 1B2 and to Lender at 65 The Westway, Etobicoke, Ontario, Canada, M9P 2B4. Notice shall be mailed by certified mail, return receipt requested, postage properly prepaid, or hand delivered. Notice shall be deemed given, received, and effective 3 days from the date of mailing or on the date of delivery. Either party may change the address for notice by giving the other party notice of the new address in compliance with this section.

(e)

This Note contains the entire agreement between the parties relating to the subject matter of this Agreement.

(f)

This Agreement will inure to the benefit of and be binding upon the parties and their successors, representatives, and assigns.

(g)

Borrower agrees to perform any and all further acts and to execute and deliver any and all additional documents which may be reasonably necessary to carry out the terms of this Agreement or correctly set forth the terms of this Agreement.

(h)

Borrower may not assign any right, benefit, or obligation of Borrower under this Agreement without Lender’s prior written approval, which Lender may grant or deny in its sole and absolute discretion.

(i)

Neither party is an agent or representative of the other. Borrower is solely responsible for procuring and providing all personnel, facilities, materials, and services necessary to perform Borrower’s obligations under this Agreement. Nothing in this Agreement shall be construed to create a partnership or joint venture between the Borrower and Lender, and Borrower acknowledges and agrees that the sole relationship of the parties is that of borrower and lender.

IN WITNESS WHEREOF, the parties have executed this Agreement on the above date.

BORROWER:

CONSTANT ENVIRONMENT, INC.

Name: _________________________

   Jeff Mak

LENDER:

Lucilla Ho

By: ____________________________